UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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NOVAVAX, INC.
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Your **Vote** Counts!

NOVAVAX, INC.

2024 Annual Meeting
Vote by June 12, 2024
11:59 PM ET



NOVAVAX, INC.
700 QUINCE ORCHARD ROAD
GAITHERSBURG, MD 20878

V50081-P13283

You invested in NOVAVAX, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 13, 2024.**

Get informed before you vote

View the Proxy Materials online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 30, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote Virtually at the Meeting*

June 13, 2024
8:30 AM, Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/NVAX2024

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class II directors to serve on the Board of Directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders.	
	Nominees:	
1a.	Richard H. Douglas, Ph.D.	For
1b.	Margaret G. McGlynn, R. Ph.	For
1c.	David Mott	For
2.	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers.	For
3.	Amendment and Restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 6,500,000 shares.	For
4.	Amendment and restatement of the Novavax, Inc. Amended and Restated 2013 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder by 1,000,000 shares, such that the number of shares available for issuance thereunder is the lesser of (a) 2,155,000 shares of common stock increased on January 1 of each year by 5% of the share pool on such January 1 (rounded down to the nearest whole share) and (b) 3,510,264 shares of common stock.	For
5.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	For

NOTE: To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

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V50082-P13283